SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

Proxy  Statement  Pursuant to Section 14 (a) of the  Securities  Exchange Act of
1934

Filed by the Registrant                      /X/
Filed by a Party other than the Registrant   / /

Check the appropriate box:

/  / Preliminary Proxy Statement
/  / Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-16(e) (2) )
/X / Definitive Proxy Statement
/  / Definitive Additional Materials
/  / Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                             AmBase Corporation
               (Name of Registrant as Specified in its Charter)

                             AmBase Corporation
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/  / $500 per each part to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/  / Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined.):

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4) Proposed maximum aggregate value of transaction.

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5) Total fee paid:

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/ / Check box if any part of the fee is offset as provided by Exchange Rule 0-11
    (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

   1) Amount previously paid:  _________________________________________________
   2) Form, Schedule or Registration Statement No.  ____________________________
   3) Filing party:  ___________________________________________________________
   4) Date filed:  _____________________________________________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 1, 1997


The 1997 Annual Meeting of Stockholders of AmBase Corporation (the "Company") will be held at the Cole Auditorium, Greenwich Library, 101 West Putnam Avenue, Greenwich, Connecticut, on Thursday, May 1, 1997, at 9:00 a.m., Eastern Daylight Time, to consider and act upon the following matters:

1. The election of a director to hold office for a three-year term expiring in 2000;

2. The approval of the appointment of Price Waterhouse LLP as the independent accountants of the Company for the year ending December 31, 1997;

and such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on Friday, March 14, 1997 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the prepaid envelope provided, as soon as possible, so your shares can be voted at the meeting in accordance with your instructions. Your vote is important no matter how many shares you own. If you plan to attend the meeting and wish to vote your shares personally, you may do so at any time before your proxy is voted. Your prompt cooperation is greatly appreciated.

All stockholders are cordially invited to attend the Annual Meeting.




                                             By Order of the
                                             Board of Directors



                                             /s/Michael T. Carenzo
                                             -------------------------
                                             Michael T. Carenzo
                                             Secretary


Greenwich, CT
February 26, 1997

                              AMBASE CORPORATION
                        GREENWICH OFFICE PARK, BLDG. 2
                               51 WEAVER STREET
                           GREENWICH, CT 06831-5155


                       ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 1, 1997


                               PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AmBase Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Cole Auditorium, Greenwich Library, 101 West Putnam Avenue, Greenwich, Connecticut, at 9:00 a.m., Eastern Daylight Time, on Thursday, May 1, 1997, and at any adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about March 14, 1997.

Shares represented by a duly executed proxy in the accompanying form received by the Company prior to the Annual Meeting will be voted at the meeting in accordance with instructions given by the stockholder in the proxy. Any stockholder granting a proxy may revoke it at any time before it is exercised by granting a proxy bearing a later date, by giving notice in writing to the Secretary of the Company or by voting in person at the meeting.

At the Annual Meeting, the stockholders will be asked (i) to re-elect Robert E. Long as a director to serve a three-year term ending in 2000 and (ii) to approve the appointment of Price Waterhouse LLP as independent accountants of the Company for the year ending December 31, 1997. The persons acting under the accompanying proxy have been designated by the Board of Directors and, unless contrary instructions are given, will vote the shares represented by the proxy
(i) for the election of the nominees for the director named above and (ii) for the approval of the appointment of Price Waterhouse LLP as the Company's independent accountants.

The close of business on Friday, March 14, 1997, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only the holders of record of Common Stock at the close of business on March 14, 1997, are entitled to vote on the matters presented at the Annual Meeting. Each share of the Company's Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. As of February 26, 1997, the Company had 44,533,519 outstanding shares of Common Stock (excluding treasury stock). A plurality vote of the holders of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting is necessary for the approval of Price Waterhouse LLP as independent accountants.

Abstentions, votes withheld and shares not voted, including broker non-votes, are not included in determining the number of votes cast for the election of a director and the approval of Price Waterhouse LLP as independent accountants. Abstentions, votes withheld and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

Meetings and Attendance

During 1996, the Company's Board of Directors held six meetings. All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which they served.

Committees of the Board

The Board of Directors  currently has (i) an Accounting and Audit  Committee and
(ii) a Personnel Committee.

The Accounting and Audit Committee met four times during 1996. The Accounting and Audit Committee currently consists of Robert E. Long, Chairman, and John B. Costello. Mr. Long and Mr. Costello are independent directors of the Company and are not officers or employees of the Company.

The principal functions of the Accounting and Audit Committee are to review, in conjunction with the Company's independent accountants, the accounting and auditing practices and procedures followed by the Company, its subsidiaries and their accountants, and to advise and consult with the Company's officers and make recommendations to the Board with respect to internal and external audit matters affecting the Company, including recommendation for the appointment of independent accountants of the Company.

The Personnel Committee held one meeting in 1996. The Personnel Committee currently consists of Mr. Costello, Chairman, and Mr. Long. Mr. Costello and Mr. Long are independent directors of the Company and are not officers or employees of the Company.

The principal functions of the Personnel Committee are to consider and recommend nominees for the Board, to oversee the performance and approve the remuneration of officers and senior employees of the Company and its subsidiaries and to oversee and approve the employee benefit and retirement plans of the Company and its subsidiaries. The Personnel Committee will consider stockholder recommendations for director, submitted in accordance with the Company's By-Laws.

The Company's By-Laws require that in the event a stockholder wishes to nominate a person for election as a director, advance notice must be given to the Secretary of the Company not less than 120 days in advance of the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, a proposal shall be received by the Company a reasonable time before the solicitation is made, together with the name and address of the stockholder and of the person to be nominated; a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy to make the nomination; a description of arrangements or understandings between the stockholder and others pursuant to which the nomination is to be made; such other information regarding the nominee as would be required in a proxy statement filed under the proxy rules of the SEC; and the consent of the nominee to serve as a director if elected.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTOR

In accordance with the method of electing directors by class with terms expiring in different years, as required by the Company's Restated Certificate of Incorporation, a director will be elected at the Company's 1997 Annual Meeting of Stockholders to hold office until the Company's Annual Meeting of Stockholders for the year 2000. The director will serve until his successor shall be elected and shall qualify.

The person named below has been nominated for directorship. The nominee is a director, now in office, and has indicated a willingness to accept re-election. It is intended that at the Annual Meeting the shares represented by the accompanying proxy will be voted for the election of this nominee, unless contrary instructions are given. In the event that the nominee should become unavailable for election as a director at the time the Annual Meeting is held, shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the Board of Directors, unless contrary instructions are given or the Board by resolution shall have reduced the number of directors. The Board is not aware of any circumstances likely to render the nominee unavailable.

Information Concerning the Nominee for Election as a Director

The name, age, principal occupation, other business affiliations, and certain other information concerning the nominees for election as a director of the Company are set forth below.

Robert E. Long, 65. Mr. Long was elected a director of the Company in October 1995. Mr. Long currently is the President and Chief Executive Officer of Business News Network, Inc., a radio network providing business news and investment strategy programming to affiliates nationwide. He was co-founder, Chairman and Chief Executive Officer of Southern Starr Broadcasting Group, Inc. ("Southern Starr"), until March, 1995, when Southern Starr was sold. Prior to his employment as Chief Executive Officer of Southern Starr, he was President of Potomac Asset Management, Inc., a registered investment company. Mr. Long is a chartered financial analyst and is a graduate of the George Washington School of Law. He has been a principal, officer and director of two New York Stock Exchange member firms, and has arranged financing for numerous companies during his thirty-year career, including several radio and television properties. Mr. Long serves as a director of Allied Capital Advisors, Inc., Potomac Advisors, Inc., Outerseal Building Products and American Heavy Lift Shipping.
If elected, his term will expire in 2000.

Management recommends voting FOR the election of the nominee named above.

Information Concerning Directors Continuing in Office

Certain information concerning the directors of the Company whose terms do not expire in 1996 is set forth below.

Richard A. Bianco, 49. Mr. Bianco was elected a director of the Company in January 1991, and has served as President and Chief Executive Officer of the Company since May 1991. On January 26, 1993, Mr. Bianco was elected Chairman of the Board of Directors of the Company. He served as Chairman, President and Chief Executive Officer of Carteret Savings Bank, FA ("Carteret"), then a subsidiary of the Company, from May 1991 to December 1992. Mr. Bianco served as Chairman and a director of Whitehill Capital, Inc. from September 1990 to June 1991. Mr. Bianco was a member of the Management, Bridge and Investment Banking Committees of Dillon, Read & Co., Inc., an investment banking firm, from 1982 to 1989. During that period he also served as head of its Capital Markets Group. His term will expire in 1999.

John B. Costello, 59. Mr. Costello spent twenty-five years in the transportation industry in which he founded and operated companies which were purchased by Ryder Systems, Inc. ("Ryder"). He served three years as President of United States Packing and Shipping Company, a subsidiary of Ryder. He has been a private investor since 1989. Mr. Costello was elected a director of the Company in August 1993. His term will expire in 1999.

The Company presently has three directors.

Disclosure of Late Filings

Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the Securities and Exchange Commission (the "SEC") by the Company's directors, officers (as defined in the rules promulgated by the SEC under Section 16) and holders of more than 10% of the Company's equity securities. The Company is required to identify each director or officer who failed to file any required reports under Section 16 in a timely manner. Based solely upon its review of copies of Section 16 reports furnished to the Company during and with respect to the most recent fiscal year and written representations that certain reports were not required to be filed, the Company believes that there were no transactions which were not reported on a timely basis to the SEC, no late reports nor other failure to file a required form by any director or officer of the Company.

                            EXECUTIVE  COMPENSATION

The following table sets forth the total compensation earned by the Chief Executive Officer and each other executive officer of the Company and its subsidiaries (the "Named Executive Officers") for services rendered to the Company during the last three fiscal years:

                                             SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------
                                                                           Long-Term Compensation
                                                                       -----------------------------
                                 Annual Compensation                           Awards        Payouts
                      --------------------------------------------     --------------------  -------
                                                                       Restricted
                                                      Other Annual        Stock   Options/    LTIP       All Other
Name and Principal             Salary       Bonus     Compensation       Award(s)   SARs     Payouts   Compensation
     Position         Year       ($)        ($)(1)       ($)(2)            ($)       (#)       ($)         ($)(3)

-------------------------------------------------------------------------------------------------------------------
Richard A. Bianco -   1996(4) $500,000    $825,000        $9,392        ----        ----       ----        $8,387
Chairman,President    1995    $500,000    $425,000        $8,732        ----       500,000     ----        $7,317
and Chief Executive   1994    $500,000    $250,000        $9,295        ----        ----       ----        $8,084
Officer of the
Company
-------------------------------------------------------------------------------------------------------------------

John P. Ferrara -     1996     $95,000     $30,000        $1,076         ----         ----     ----        $4,450
Vice President,       1995     $90,000     $30,000        $1,157         ----        100,000   ----        $4,001
Chief Financial       1994     $90,000     $10,000        $1,182         ----         ----     ----        $4,032
Officer, Treasurer
& Controller of the
Company
-------------------------------------------------------------------------------------------------------------------

(1) Amounts shown in the Bonus column for 1996 represent 1996 Bonuses paid to the named individual in January 1997. Amounts shown in the bonus column for 1995 represent 1995 bonuses paid to the named individual in January 1996. Amounts shown in the bonus column for 1994 represent 1994 bonuses paid to the named individual in January 1995.

(2) Other Annual Compensation shown above includes reimbursement to designated executive officers for the income tax costs associated with their participation in the long-term disability plans and supplemental life insurance plans of the Company. The aggregate incremental cost to the Company for perquisites and other personal benefits paid to each named executive officer (including, depending upon the executive officer, supplemental life insurance benefits, other personal benefits, the use of Company provided transportation and reimbursement for tax services in 1996, 1995 and 1994 for Mr. Bianco) in each instance aggregated less than $50,000 or 10% of the total annual salary and bonus for each named executive officer and, accordingly, is omitted from the table.

(3) Amounts included as All Other Compensation include the following: (a) in 1996 the Company's contributions to the AmBase 401(k) Savings Plan, excluding employee earnings reductions: Mr. Bianco, $5,100 and Mr. Ferrara, $3,456; and costs associated with participation in the supplemental term life insurance plans of the Company: Mr. Bianco, $3,287 and Mr. Ferrara, $994; (b) in 1995 the Company's contributions to the AmBase 401(k) Savings Plan, excluding employee earnings reductions: Mr. Bianco, $4,698 and Mr. Ferrara, $3,081; and costs associated with participation in the supplemental term life insurance plans of the Company: Mr. Bianco, $2,619 and Mr. Ferrara, $920; and (c) in 1994 the Company's contributions to the AmBase 401(k) Savings Plan, excluding employee earnings reductions: Mr. Bianco, $4,698 and Mr. Ferrara, $3,081; and costs associated with participation in the supplemental term life insurance plans of the Company:
     Mr. Bianco,  $3,386 and Mr.  Ferrara,  $951.

(4) Mr. Bianco's total annual compensation for 1996 was paid in accordance with the provisions of the Company's 1994 Senior Management Incentive Compensation Plan, which qualifies such compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Aggregate Option/SAR Values as of December 31, 1996

None of the Named Executive Officers exercised a stock option of the Company during 1996. The Company does not have any outstanding SARs. The following table sets forth information concerning the fiscal year-end value of unexercised options held by the Named Executive Officers on December 31, 1996 as follows:

                                                      Number of Securities           Value of Unexercised
                                                          Underlying                     In-the-Money
                                                         Unexercised                    Options/SARs at
                                                       December 31, 1996               December 31, 1996
                 Number of
              Shares Acquired
              Upon Exercise of    Value Realized
   Name            Option          Upon Exercise   Exercisable   Unexercisable   Exercisable   Unexercisable
--------------------------------------------------------------------------------------------------------------
Richard A. Bianco   ----               ----         1,400,000       250,000       $3,694,000       $635,000

John P. Ferrara     ----               ----            50,000        50,000         $128,000      $128,000
--------------------------------------------------------------------------------------------------------------

No awards under any stock-option plan, or long-term incentive plan were made to the Named Executive Officers in 1996, and none of the stock options previously awarded to any of the Named Executive Officers were repriced during 1996.

Retirement Benefits

One current executive officer and certain former officers of the Company are participants in the Supplemental Retirement Plan (the "Supplemental Plan"), an unfunded retirement plan under which benefit payments to participants are based on a varying percentage (historically ranging from 2.5% to 4%, determined on an individual basis by the Personnel Committee) of the participant's average base salary and bonus (averaged over the three years of credited service that will produce the highest average) multiplied by the number of years of the participant's credited service, up to 20 years, plus 1% of his or her average base salary and bonus multiplied by his or her years of credited service from 20 to 25 years, plus 0.5% of his or her average base salary and bonus multiplied by his or her years of credited service in excess of 25 years, and reduced by any amounts which were paid to the participant from the AmBase Retirement Plan, which was terminated as of November 1, 1993, and any other plan designated pursuant to an employment agreement with the participant. Benefits vest after ten years of service although the Personnel Committee may waive or reduce the ten-year service requirement for individual participants. Upon the election of a vested participant whose employment has terminated after ten years of service or after a Change in Control of the Company, the actuarial equivalent of benefits will be paid in a lump-sum. The Personnel Committee, in its discretion, may waive or reduce the ten-year service requirement for lump-sum payments. Mr. Bianco is the only current active executive officer of the Company who participates in the Supplemental Plan.

The following table presents, for representative periods of credited service, estimated annual benefits payable upon retirement at the normal retirement age of 60 (under the Supplemental Plan) to hypothetical vested participants in the Supplemental Plan, in the form of a ten-year certain and life annuity. For purposes of the Supplemental Plan, accrual has been assumed at the rate of 4% per year.

                            Years of Credited Service
Assumed Final  ----------------------------------------------------------------
Average Earnings   15            20            25           30           35
-------------------------------------------------------------------------------

$ 125,000    $   75,000      $100,000      $106,250     $109,375      $112,500
  200,000       120,000       160,000       170,000      175,000       180,000
  400,000       240,000       320,000       340,000      350,000       360,000
  600,000       360,000       480,000       510,000      525,000       540,000
  800,000       480,000       640,000       680,000      700,000       720,000
1,000,000       600,000       800,000       850,000      875,000       900,000
1,200,000       720,000       960,000     1,020,000    1,050,000     1,080,000
1,400,000       840,000     1,120,000     1,190,000    1,225,000     1,260,000
1,600,000       960,000     1,280,000     1,360,000    1,400,000     1,440,000

Years of credited service as of March 1, 1997, for the purposes of computing accrued benefits are: Mr. Bianco, 5.83 years. Mr. Bianco had no vested service in the AmBase Retirement Plan and received no payments in connection with the termination of the AmBase Retirement Plan. No other employee of the Company has credited service under the Supplemental Plan.
                                     -5-

AmBase 401(k) Savings Plan and Retirement Benefits

Effective July 1, 1993, the Board of Directors approved the adoption of the AmBase 401(k) Savings Plan (the "Savings Plan"), which is a "Section 401(k) Plan" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Substantially all employees of the Company meeting minimum age and period of service requirements are eligible to participate in the Savings Plan. Under the Savings Plan, employees may enter into a salary reduction agreement for a percentage of their annual earnings (as defined in the Savings Plan). The amount by which the employee's salary is reduced is considered a contribution by the employer to the Plan. The employer also matches a designated percentage of employees' salary reductions. The percentage match may vary from year to year at the discretion of the Company. The employer match is currently 100% of the first 3% of the employee's salary eligible for deferral contributed on a pre-tax basis. All contributions are subject to maximum limitations contained in the Code. Participants are permitted to invest their salary reduction contributions in a money market fund, an income fund and a growth fund. The Company's matching contributions are invested in the same manner as the salary reduction contributions. The Savings Plan provides that a participating employee (or his or her beneficiary upon death) will be entitled to receive distribution of his or her vested interest in the Savings Plan upon retirement, death or other termination of employment.

                           COMPENSATION OF DIRECTORS

The annual fee to be paid to all directors who are not employees of or consultants to the Company is $7,500. The annual fees are payable in December, provided that a director who is not an employee of or consultant to the Company attends at least 75% of all meetings during the calendar year. In December 1996, Mr. Costello and Mr. Long each received $7,500 for their services on the Board during 1996. In August of 1996, Mr. Costello and Mr. Long each received $2,500 in recognition of additional services they performed for the Company during 1996. The By-Laws provide that if a director performs additional services for the Board or for any Committee at the request of the Chairman of the Board or the Chairman of any Committee, he may be compensated for such services.


Compensation Committee Interlocks and Insider Participation

The Personnel Committee of the Board of Directors is the committee whose functions are equivalent to those of a compensation committee. The Committee members during 1996 were John B. Costello, Chairman, and Robert E. Long. Mr. Costello and Mr. Long are independent directors of the Company and are not officers or employees of the Company.

                             EMPLOYMENT CONTRACTS

An employment agreement, as amended, is in effect between Mr. Bianco and the Company which provides for him to serve as Chairman, President and Chief Executive Officer of the Company at an annual base salary of $500,000. The employment agreement also provides for additional benefits, including his participation in various employee benefit plans, annual bonus eligibility, certain long-term disability benefits and the accrual of benefits under the Company's Supplemental Retirement Plan at 4% of his average base salary and bonus, and 100% vesting in his accrued benefits. On February 24, 1997, the Board extended Mr. Bianco's contract for five additional years to May 31, 2002.

             PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Personnel Committee (the "Committee") is responsible for fixing compensation and other employee benefits for executive officers of the Company. The Committee's executive compensation philosophy is to provide competitive levels of compensation to its executive officers through a combination of base salary, incentive awards and equity in the Company. It is designed to reward above average corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management.
Management compensation is intended to be set at levels that the Committee believes fairly reflect the challenges confronted by management.

Overview and Philosophy

The Committee believes that the objectives of executive compensation are to attract, motivate and retain the highest quality executives, align the interests of these executives with those of the Company's stockholders by encouraging stock ownership by executive officers to promote a proprietary interest in the Company's success and to provide incentives to achieve the Company's goals. In furtherance of these objectives, the Company's executive compensation policies are designed to focus the executive officers on the Company's goals. The Committee determines salary, bonuses and equity incentives based upon the performance of the individual executive officer and of the Company.

Employee, Executive Officer and Chief Executive Officer Compensation

Base salaries for management employees are determined initially by evaluating the responsibilities of the position, the experience of the individual and the competition in the marketplace for management talent, including companies confronting problems of the magnitude and complexity faced by the Company. Annual salary adjustments are determined by evaluating a number of factors. The most important factor is the performance of the executive, followed by the performance of the Company, any increased responsibilities assumed by the executive and the competition in the marketplace for similarly experienced executives. Salary adjustments are determined and normally made at twelve month intervals. Mr. Bianco, the Chief Executive Officer, did not receive a salary adjustment for 1996.

In January 1997, the Committee approved cash bonuses for officers and employees for 1996. Factors considered included performance of the executive, performance of the Company, total compensation level, the Company's financial position and other pertinent factors. This analysis is necessarily a subjective process which utilizes no specific weighting or formula with respect to the described factors in determining cash bonuses. Mr. Bianco was paid a bonus of $825,000 in recognition of his focused management of the Company's significant litigation, particularly the Supervisory Goodwill litigation, described in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, his role in greatly reducing and controlling the costs associated with defending pending litigation, in implementing cost cutting measures generally (including reduction of professional fees), and in pursuing several potential acquisitions. The total annual compensation for Mr. Bianco in 1996 was paid in accordance with the provisions of the Company's 1994 Senior Management Incentive Compensation Plan, which qualifies such compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Company believes that its compensation programs, carefully mixing equity and cash incentives, will focus the efforts of the Company's executive officers on long-term growth for the benefit of the Company and its stockholders.

Personnel Committee:   John B. Costello (Chairman)
                       Robert E. Long

                            STOCK PERFORMANCE GRAPH

The following graph compares the price performance of the Company's Common Stock for the past five years with the performance of the Standard & Poor's Financial Index and the Standard & Poor's 500 Stock Index (S&P 500). The Standard & Poor's Financial Index was selected because it includes companies similar in nature to the Company through most of the five year period. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.




       [THE TABLE BELOW WAS REPRESENTED IN THE PRINTED BOOK AS A GRAPH]

            COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
         AMBASE CORPORATION, S&P FINANCIAL INDEX AND S&P 500 STOCK INDEX


                           Years Ending December 31

--------------------------------------------------------------------------------
Company/Index        1991      1992       1993       1994       1995      1996
--------------------------------------------------------------------------------
AmBase                100     25.07      74.94      56.28     127.22    760.57
S&P Financial Index   100    123.37     137.06     132.22     203.65    275.27
S&P 500 Index         100    107.62     118.46     120.03     165.13    203.05
--------------------------------------------------------------------------------

                                STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following information is set forth with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, the Company's only class of voting securities, as of February 21, 1997.

-------------------------------------------------------------------------------
                                          Amount and                 Percentage
Name and Address of                       Nature of Beneficial        of Common
Beneficial Owner                          Ownership                 Stock Owned
-------------------------------------------------------------------------------

Richard A. Bianco                         8,101,600  (a)(b)             17.64%
Chairman, President and                   (direct)
Chief Executive Officer
AmBase Corporation
Greenwich Office Park, Bldg. 2
51 Weaver Street
Greenwich, CT  06831-5155

Orin S. Kramer & Jay Spellman             2,931,000  (c)                 6.58%
Kramer Spellman, L.P.
2050 Center Avenue, Suite 300
Fort Lee, NJ  07024

Gotham Partners, L.P. &                   2,506,000  (d)                 5.62%
Gotham Partners II
110 East 42nd Street, 18th Floor
New York, NY  10017

(a) Mr. Bianco holds a stock option granted under the Company's 1985 Stock Option Plan on January 29, 1993, to acquire 1,150,000 shares of the Company's Common Stock, all of which may currently be acquired upon exercise of the stock option and, therefore, are included in the column Amount and Nature of Beneficial Ownership above.

(b) Mr. Bianco holds an additional stock option granted under the Company's 1985 Stock Option Plan on May 3, 1995 to acquire 500,000 shares of the Company's Common Stock. Of those shares, 250,000 shares vested on May 3, 1996 and, therefore, are included in the column Amount and Nature of Beneficial Ownership above. The remaining 250,000 shares will vest on May 3, 1997 and, therefore, are not included in the column Amount and Nature of Beneficial Ownership above.

(c) On a Schedule 13D dated January 29, 1997, Orin S. Kramer, Jay Spellman and Kramer Spellman, L.P. reported that, as of January 24, 1997, 2,927,500 shares were held in the aggregate by investment partnerships for which Kramer Spellman, L.P. serves as the general partner and managed accounts for which Kramer Spellman, L.P. serves as discretionary investment manager. Kramer Spellman, L.P., Orin Kramer and Jay Spellman have shared power to vote and dispose of these shares. In addition, Jay Spellman reported that he individually owns an additional 3,500 shares. Mr. Spellman has sole power to vote and dispose of these shares. Therefore, the amount beneficially owned in the aggregate by Mr. Spellman is 2,931,000 shares.

(d) On a Schedule 13D dated February 18, 1997, Gotham Partners, L.P. ("Gotham") and Gotham Partners II, L.P. ("Gotham II") reported that, as of February 14, 1997, 2,473,531 shares were held in the aggregate by Gotham, representing 5.55% of the common stock owned, and 32,469 shares were held in the aggregate by Gotham II, representing 0.07% of the common stock owned. Gotham and Gotham II each have sole power to vote and dispose of the shares owned by each.

Stock Ownership of Directors and Executive Officers

According to information furnished by each nominee, continuing director and executive officer included in the Summary Compensation Table, the number of shares of the Company's Common Stock beneficially owned by them as of January 31, 1997 was as follows:

------------------------------------------------------------------------------
                                         Amount                     Percentage
Name of Beneficial                       and Nature of               of Common
Owner                                    Beneficial Ownership(a)   Stock Owned
-------------------------------------------------------------------------------

Richard A. Bianco...................         8,101,600 (b)(c)           17.64%
John B. Costello....................            25,000                       *
John P. Ferrara.....................            90,029 (d)                   *
Robert E. Long......................            33,000                       *
All Directors and Officers as a group,
(4 persons) including those named above      8,249,629                  18.52%
*   Represents less than 1% of Common Stock outstanding
---------------
(a) Except as otherwise noted, the named individuals have sole voting and investment power with respect to such shares.

(b) Mr. Bianco holds a stock option granted under the Company's 1985 Stock Option Plan on January 29, 1993, to acquire 1,150,000 shares of the Company's Common Stock, all of which may currently be acquired upon exercise of the stock option and therefore are included in the column Amount and Nature of Beneficial Ownership above.

(c) Mr. Bianco holds an additional stock option granted under the Company's 1985 Stock Option Plan on May 3, 1995 to acquire 500,000 shares of the Company's Common Stock. Of those shares, 250,000 shares vested on May 3, 1996 and, therefore, are included in the column Amount and Nature of Beneficial Ownership above. The remaining 250,000 shares will vest on May 3, 1997 and, therefore, are not included in the column Amount and Nature of Beneficial Ownership above.

(d) Mr. Ferrara holds a stock option granted under the Company's 1985 Stock Option Plan on May 3, 1995 to acquire 100,000 shares of the Company's Common Stock. Of these shares, 50,000 shares vested on May 3, 1996 and, therefore, are included in the column Amount and Nature of Beneficial Ownership above. The remaining 50,000 shares will vest on May 3, 1997 and, therefore, are not included in the column Amount and Nature of Beneficial Ownership above.

                  PROPOSAL NO. 2 - APPOINTMENT OF ACCOUNTANTS

Based on the recommendation of the Accounting and Audit Committee, the Board of Directors is proposing that the stockholders approve the appointment of Price Waterhouse LLP as the independent accountants of the Company for the year ending December 31, 1997. The Company has been advised by Price Waterhouse LLP that neither that firm nor any of its partners had any direct financial interest or any material indirect financial interest in the Company, or any of its subsidiaries, except as independent certified public accountants. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions from the stockholders.

Management recommends a vote FOR approval of the appointment of Price Waterhouse LLP.

                             ADDITIONAL INFORMATION

The Annual Report of the Company on Form 10-K, covering the fiscal year ended December 31, 1996, is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting.

Stockholders not receiving a copy of the Annual Report on Form 10-K may obtain one by contacting: American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, NY 10005, Attention: Stockholder Services, (800) 937-5449 or (718) 921-8200.

Any stockholder who wishes to submit a proposal for action to be included in the Proxy Statement for the Company's 1997 Annual Meeting of Stockholders must submit such proposal so that it is received by the Secretary of the Company by November 15, 1997.

The accompanying proxy is solicited by and on behalf of the Company's Board of Directors. The cost of such solicitation will be borne by the Company. In addition to solicitation by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone or telegraph. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred in connection therewith. The Company has engaged American Stock Transfer & Trust Company to assist in the tabulation of proxies.

If any matter not described in this Proxy Statement should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by that proxy in accordance with their best judgment unless a stockholder, by striking out the appropriate provision of the proxy, chooses to withhold authority to vote on such matters.

As of the date this Proxy Statement was printed, the directors knew of no other matters to be brought before the meeting.

All other stockholder inquiries, including requests for the following: (i) change of address; (ii) replacement of lost stock certificates; (iii) Common Stock name registration changes; (iv) Quarterly Reports on Form 10-Q; (v) Annual Reports on Form 10-K; (vi) proxy material; and (vii) information regarding stockholdings, should be directed to American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, Attention: Stockholder Services, (800) 937-5449 or (718) 921-8200.

                               AMBASE CORPORATION
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
           TO BE HELD ON THURSDAY, MAY 1, 1997 This Proxy is Solicited
                       on Behalf of the Board of Directors

The undersigned revoking all prior proxies, hereby appoints Richard A. Bianco and John P. Ferrara and each of them, with full power of substitution, as proxies to represent and vote, as designated on the reverse, all shares of Common Stock of AmBase Corporation (the "Company"), held or owned by the undersigned, at the Annual Meeting of Stockholders of the Company, to be held on Thursday, May 1, 1997 at 9:00 a.m. Eastern Daylight Time, at the Cole Auditorium, Greenwich Library, 101 West Putnam Avenue, Greenwich, Connecticut, and at any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if personally present, and in their discretion upon such other business as may properly come before the meeting or any adjourment(s) or postponement(s) thereof.

This proxy is given with authority to vote FOR Proposals (1) and (2), unless a contrary choice is specified.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

/X/ Please mark your vote as in this example.


Proposal (1) Election of Director     NOMINEE:   Robert E. Long

                      FOR ALL / / WITHHOLD FOR ALL / /

For except vote withheld for the following nominees (Write the name of the nominee in the space below):

         -------------------------------------------------------------


Proposal (2) Approval of appointment of Price Waterhouse LLP as Independent Accountants for the calendar year 1997.

                      FOR / / AGAINST / / ABSTAIN / /

THE PROXY WILL BE USED IN CONNECTION WITH THE PROPOSALS ABOVE AS SPECIFIED BY YOU. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE USED IN ACCORDANCE WITH THE DIRECTORS RECOMMENDATIONS, FOR ALL PROPOSALS.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.


SIGNATURE ---------------------------  DATE ---------

SIGNATURE ---------------------------  DATE----------
                 IF HELD JOINTLY

NOTE: Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.
                                     -12-